Exhibit 10(c)

Amendment and Termination of The TDL Group Corp.

Amended and Restated Supplementary Retirement Plan,

effective December 31, 2008

AMENDMENT AND TERMINATION OF

THE TDL GROUP CORP. AMENDED AND RESTATED

SUPPLEMENTARY RETIREMENT PLAN

This Amendment and Termination (“Amendment”) of The TDL Group Corp. Amended and Restated Supplementary Retirement Plan (the “Plan”) is effective as of the 31st day of December, 2008.

WHEREAS The TDL Group Corp. (the “Company”) desires to terminate the Plan and has determined to make the following amendments to the Plan to facilitate this termination;

AND WHEREAS the Company has notified the BMO Trust Company (the “Trustee”) that the Plan and the Retirement Compensation Trust Agreement between the Company and the Trustee dated as of September 22, 2006 is to be terminated, that, when deemed appropriate by the Company, the investments held in the trust are to be sold by the investment manager for the Plan, and that the assets held in the trust are to be distributed to the Participants;

AND WHEREAS capitalized terms used but not defined herein shall have the meanings given to them under the Plan.

NOW THEREFORE THIS AMENDMENT WITNESSES THAT:

ARTICLE 1

AMENDMENT

1.1	Amendment to Section 12.02 of the Plan

Section 12.02 of the Plan is hereby amended and restated as follows:

“Notwithstanding anything to the contrary in this Supplementary Plan, all Participants shall be deemed to be 100% vested as of December 31, 2008, and the Company shall, upon the completion of the liquidation of the securities in the Trust Fund by the investment manager for the Plan, instruct the Trustee to distribute the Trust Fund to the Participants (including Participants who became vested prior to December 31, 2008), at any time or times following December 31, 2008, in full satisfaction of the Participants’ entitlements to receive benefits under the Supplementary Plan. For greater certainty, the Company has the sole and absolute discretion to instruct the Trustee to distribute the Trust Fund to a Participant who may have otherwise been entitled (prior to December 31, 2008) to receive annual instalments under Section 7.04, at any time or times following December 31, 2008, in full satisfaction of the Participant’s entitlement to receive benefits under this Supplementary Plan, notwithstanding anything to the contrary in Section 7.04 or an election made by a Participant pursuant to Section 7.04 prior to December 31, 2008.”

ARTICLE 2

TERMINATION

2.1	Liquidation of the Trust Fund

The Company shall, when deemed appropriate by the Company, instruct the investment manager and the Trustee to liquidate the investments held in the Trust Fund and distribute the proceeds and other cash held in the Trust Fund to the Participants in accordance with Section 12.02 of the Plan, as amended.

2.2	No Further Payments or Contributions

(a)	The Company intends to make the contributions to the Plan for the 2008 Plan Year on or prior to December 31, 2008 in accordance with the provisions of Section 4.02 thereof.

(b)	Notwithstanding anything to the contrary in the Plan and except as contemplated in this Amendment, the Company will not make any contributions or other payments in respect of the Plan following December 31, 2008.

2.3	Termination

The Plan, as amended by this Amendment, will be terminated immediately following December 31, 2008, except to the extent that it is otherwise necessary to give effect to this Amendment and to complete the liquidation of the Trust Fund.

ARTICLE 3

MISCELLANEOUS

3.1	Amendment to Govern

In the event of any inconsistency between the terms of the Plan and this Amendment, the terms of this Amendment shall govern.

3.2	Governing Law

This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

THE TDL GROUP CORP.

by
Name:
Title:

Name:
Title: